**CERTIFICATE OF MERGER**

**CIPHERLOC CORPORATION**
**(a Texas corporation)**
***with and into***
**CIPHERLOC CORPORATION**
**(a Delaware corporation)**

Pursuant to Title 8, Section 252 of the Delaware General Corporation Law, the undersigned parties submit this Certificate of Merger (this "***Certificate***") and certify as follows:

**FIRST:** The name of the surviving corporation is Cipherloc Corporation, a Delaware corporation (the "***Surviving Company***").

**SECOND:** The name of the corporation being merged with and into the Surviving Company is Cipherloc Corporation, a Texas corporation (the "***Merging Company***"). The Merging Company is the sole stockholder of the Surviving Company.

**THIRD:** The Merging Company has authorized capital stock consisting of 681,000,000 shares of common stock, par value $0.001 per share, and 10,000,000 shares of preferred stock, par value $0.001 per share.

**FOURTH:** An Agreement and Plan of Merger (the "***Plan***") has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations pursuant to Title 8, Section 252 (and, with respect to the Surviving Company, by written consent of its sole stockholder in accordance with Section 228) of the General Corporation Law of the State of Delaware.

**FIFTH:** The Certificate of Incorporation of the Surviving Company shall be its Certificate of Incorporation.

**SIXTH:** The executed Plan is on file at, 6836 Bee Cave Road, Bldg. 1, S#279, Austin, TX 78746, the principal place of business of the Surviving Company.

**SEVENTH:** A copy of the Plan will be furnished by the Surviving Company on request, without cost, to any stockholder of the Surviving Company or any stockholder of the Merging Company.

**EIGHTH:** That this certificate of merger shall be effective as of September 30, 2021 at 9 a.m. (ET).

[Signature page follows.]

IN WITNESS WHEREOF, the undersigned Surviving Company and Merging Company have caused this Certificate to be signed by an authorized officer this 16th day of September, 2021.

**SURVIVING COMPANY:**

CIPHERLOC CORPORATION

By: ______________________________
Name: David Chasteen
Title: Chief Executive Officer

**MERGING COMPANY:**

CIPHERLOC CORPORATION

By: ______________________________
Name: David Chasteen
Title: Chief Executive Officer